                                                           UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 25, 2012

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

        Delaware                                                                            87-0267438
(State or other jurisdiction of                  (I.R.S. Employer Identification No.)
incorporation or organization)

11121 Kingston Pike, Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office)

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The United States Department of the Treasury granted an application filed by the Company on April 24, 2012 for a cash payment in lieu of investment tax credits relating to the facility operated by the Company’s wholly-owned subsidiary, Manufactured Methane Corporation, at the Carter Valley Landfill located in Church Hill, Tennessee.  The payment to the Company was authorized under Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009.   The application was granted on June 20, 2012 and payment was received on June 25, 2012 in the amount of $999,530.00, the amount the Company had requested in its application. The grant amount was calculated pursuant to provisions applicable to a “landfill gas project,” defined in this statute as a project generating electricity from landfill gas.   The Company may not take investment tax credits for this facility as a result of accepting the cash payment, and is subject to annual reporting of the status of the project and recapture of all or a portion of the payment in the event the project were to be assigned to an ineligible nonprofit or governmental entity, during the five year period following the date of the award. The Company does not anticipate that the payment will be subject to recapture.  Pursuant to the terms of the implementing federal regulations, the cash payment awarded is not treated as taxable income, but does reduce the taxable basis of the project by half of the grant amount.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: June 29, 2012

TENGASCO, INC.

By: s/Jeffrey R. Bailey
       Jeffrey R. Bailey,
      Chief Executive Officer